SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

CURTISS-WRIGHT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
State or Other Jurisdiction of	Commission File	IRS Employer
Incorporation or Organization	Number	Identification No.

13925 Ballantyne Corporate Place, Suite 400
Charlotte, North Carolina	28277
Address of Principal Executive Offices	Zip Code

Registrant's telephone number, including area code: (704) 869-4600

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On Wednesday, May 4, 2016, the Company issued a press release announcing financial results for the first quarter ended March 31, 2016. A conference call and webcast presentation will be held on May 5, 2016 at 10:00 am EDT for management to discuss the Company's first quarter 2016 performance. David C. Adams, Chairman and CEO, and Glenn E. Tynan, Vice President and CFO, will host the call. A copy of the press release and the webcast slide presentation are attached hereto as Exhibits 99.1 and 99.2.

The financial press release, access to the webcast and the accompanying financial presentation will be posted on Curtiss-Wright's website at www.curtisswright.com. For those unable to participate, a webcast replay will be available for 90 days on the Company's website beginning one hour after the call takes place. A conference call replay will also be available for seven days.

Conference Call Replay:

Domestic (855) 859-2056

International (404) 537-3406

Passcode 84831561

The information contained in this Current Report, including Exhibits 99.1 and 99.2, are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1 Press Release dated May 4, 2016

99.2 Presentation shown during investor and securities analyst webcast on May 5, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS-WRIGHT CORPORATION

	By:	/s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: May 4, 2016

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated May 4, 2016
99.2	Presentation shown during investor and securities analyst webcast on May 5, 2016

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